Wisan, Smith, Racker & Prescott, LLC

132 Pierpont Avenue, Suite 250

Salt Lake City, UT 84101

October 28, 2011

Mr. John Stickel,

Attorney-Advisor

Securities and Exchange Commission

Division of Corporate Finance

100 F Street NE

Washington, D.C. 20549

Re:

Immobiliare Global Investments, Inc.

Registration Statement on Form S-1/A2

Filed September 29, 2011

File No. 333-174261

Dear Mr. Stickel:

Immobiliare Global Investments, Inc. (“Registrant”) has provided Wisan, Smith, Racker & Prescott, LLC (“Wisan”) with a copy of the Securities and Exchange Commission (“SEC”) staff comment letter dated October 12, 2011 and has requested our response to their proposed disclosure regarding comment number 9.  Pursuant to this letter we are advising the SEC staff that we agree with the disclosure of Registrant in response to comment number 9 and we further acknowledge that this letter will be attached as Exhibit 16 to the next amendment to the registration statement filed by Registrant.

Sincerely,

/s/:Wisan, Smith, Racker & Prescott, LLC

cc:

Immobiliare Global Investments, Inc.